UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

WILHELMINA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36589	74-2781950
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5420 Lyndon B Johnson Freeway, Box #25,

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

(214) 661-7488

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WHLM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Wilhelmina International, Inc. determined on December 20, 2024 to take action to cause the listing of the shares of the Company’s common stock with the Nasdaq Capital Market to terminate.

The Company has filed will have on file a Form 25, Notification of Removal of Listing and/or Registration Under Section 12(b) of the Exchange Act, relating to the delisting and deregistration on December 20, 2024, with the delisting of the shares of Common Stock taking effect no earlier than ten days thereafter. As a result, Wilhelmina International expects that the last trading day on Nasdaq will be on or about Tuesday, December 31, 2024.

Following the delisting, any trading in Wilhelmina’s Common Stock would occur only in privately negotiated sales and potentially on an over-the- counter market if a broker makes a market in the shares. There is no guarantee, however, that a broker will make such a market or that trading of the shares of Wilhelmina Common Stock will continue on an over-the-counter market or otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 20, 2024	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ Mark E. Schwarz
		Name:	Mark E. Schwarz
		Title:	Chief Executive Officer

3